Exhibit 107

Calculation of Filing Fee Tables

FORM S-1/A

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(Form Type)

AGRIFY CORPORATION

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(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)		Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees Previously Paid	Equity	Common Stock, par value $0.001 per share(2)	Rule 457(o)			$3,000,000		$147.60 per $1,000,000	$442.80
Fees Previously Paid	Equity	Pre-Funded Warrants to purchase Common Stock(2)(3)	Rule 457(g)			—	(4)	—	—
Fees Previously Paid	Equity	Common Stock issuable upon exercise of Pre-Funded Warrants(2)	Rule 457(o)			—		—	—
Fees Previously Paid	Equity	Placement Agent Warrants to purchase Common Stock(2)	Rule 457(g)			—	(4)	—	—
Fees Previously Paid	Equity	Common Stock issuable upon exercise of Placement Agent Warrants(2)	Rule 457(o)			$30,000		$147.60 per $1,000,000	$4.43

	Total Offering Amounts					$3,030,000			$447.23
	Total Fees Previously Paid								$447.23
	Total Fee Offsets								—
	Net Fee Due								—

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(i) and Rule 457(o) under the Securities Act of 1933 (the “Securities Act”).
(2)	Pursuant to Rule 416 under the Securities Act, there are also being registered such indeterminate number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.
(3)	The registrant may issue Pre-Funded Warrants in lieu of shares of Common Stock in the offering. The purchase price of each Pre-Funded Warrant will equal the price per share at which shares of Common Stock are being sold to the public in this offering, minus $0.001, which constitutes the pre-funded portion of the exercise price of the Pre-Funded Warrants, and the remaining unpaid exercise price of the Pre-Funded Warrants will equal $0.001 per share (subject to adjustment as provided for therein). The proposed maximum aggregate offering price of the Pre-Funded Warrants will be reduced on a dollar-for-dollar basis based on the offering price of any shares of Common Stock issued in the offering, and the proposed maximum aggregate offering price of the Pre-Funded Warrants will be reduced on a dollar-for-dollar basis based on the offering price of any shares of Common Stock issued in the offering. Accordingly, the proposed maximum aggregate offering price of the Common Stock and Pre-Funded Warrants is $3,000,000.
(4)	No separate registration fee required pursuant to Rule 457(g).